Filed by West Metro Financial Services, Inc.
                                                 (Commission File No. 333-67494)
              Pursuant to Rule 425 under the Securities Act of 1933, as amended,

                                    Subject Company: First Horizon National Corp
                                                 (Commission File No. 001-15185)


                                 March 28, 2005


Dear Shareholder:

The attached press release reports that your company, West Metro Financial Services, Inc., has entered into an agreement with First Horizon National Corp. As reported, the agreement is subject to regulatory and shareholder approval and, subject to those approvals, is expected to close by the third quarter of this year. On behalf of your board of directors, I am extremely pleased to bring you this news because of the opportunity it brings for shareholder value, for the management and employees of First National Bank West Metro, and for the ongoing service opportunities to our valued customers.

As of March 25, 2005, First National Bank West Metro had been open for business three years. We have been encouraged since opening by the remarkable success of our bank. We have a great bank, a great board and management team, a great team of employees, a wonderful market, and a remarkable group of customers. We have been extremely pleased with our growth in assets and in our profitability. It is no doubt that this success has led to this opportunity to merge with a company as outstanding as First Horizon.

In the coming weeks, we will be providing you details to fully inform you about your choices and your vote with respect to this proposed merger. The agreement provides that each share of West Metro stock can be exchanged for $22.44 of either cash or First Horizon stock within the parameters of the agreement.

Please contact your bank CEO, John Hall or myself, if you need additional information or if we might be of any service. As always, thank you for your support of First National Bank West Metro.


Sincerely,

/s/ J. Michael Womble
J. Michael Womble,
Chairman


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Additional Information and Where to Find It
-------------------------------------------

First Horizon National Corp. ("First Horizon") plans to file a Registration Statement on SEC Form S-4 in connection with the merger, and First Horizon and West Metro Financial Services, Inc. ("West Metro") expect to mail a Proxy Statement/Prospectus to stockholders of West Metro containing information about the merger. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Proxy Statement/Prospectus will contain important information about First Horizon, West Metro, the merger and related matters. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov. Free copies of the Proxy Statement/Prospectus and these other documents may also be obtained from West Metro by mail to West Metro Financial Services, Inc., 68 First National Drive, Dallas, Georgia 30157, attention: Kathy Hulsey, telephone: (770) 505-5107.

In addition to the Registration Statement and the Proxy Statement/Prospectus, First Horizon and West Metro file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by First Horizon or West Metro at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. First Horizon's and West Metro's filings with the Commission are also available to the public from commercial document-retrieval services and at the website maintained by the Commission at http://www.sec.gov.
                     ------------------

Interests of Certain Persons in the Merger.
------------------------------------------

West Metro will be soliciting proxies from the stockholders of West Metro in connection with the merger. In addition, the directors and executive officers of West Metro may also be deemed to be participants in the solicitation of proxies. As of March 28, 2005, the directors and executive officers of West Metro, as a group, may be deemed to beneficially own approximately 57.4% of West
Metro's outstanding common stock.   The directors and executive officers of West
Metro have interests in the merger, some of which may differ from or may be in addition to those of the stockholders of West Metro generally. Those interests will be described in greater detail in the Proxy Statement/Prospectus with respect to the merger, and may include potential employment relationships, stock options and warrants, and indemnification.


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           FIRST HORIZON NATIONAL CORP. ENTERS GEORGIA BANKING MARKET
             WITH ACQUISITION OF WEST METRO FINANCIAL SERVICES INC.


     MEMPHIS, Tenn. --- First Horizon National Corp. (NYSE: FHN) announced today the signing of a definitive agreement for the acquisition and merger of Dallas, Ga.-based West Metro Financial Services Inc. West Metro has more than $130 million in assets and two branches on the western side of the greater Atlanta area. This acquisition will allow First Horizon subsidiary First Tennessee Bank National Association to expand into Georgia.
     Upon completion of the acquisition of West Metro, its wholly owned subsidiary, First National Bank West Metro, will be merged into First Tennessee Bank. First Tennessee Bank is expanding its banking presence into selected markets across the country under the name First Horizon Bank. In January, First Horizon hired Tammy Driggers as president of its Georgia banking region while looking for a quality acquisition to allow full entry into the banking market in Georgia.
     The two existing branches of First National Bank West Metro in Dallas and Douglasville, Ga., will become branches of First Horizon Bank and will offer a full array of banking products and services to individuals and businesses. All employees who work in these branches will be offered employment with First Horizon, which is consistently recognized in the national news media as one of the nation's best employers. John Hall, CEO of First National Bank West Metro, and the other executive officers, Steve Chatham, executive vice president, and Kathy Hulsey, senior vice president, will continue with the combined organization in management roles. Mickey Womble, chairman and CEO of West Metro Financial Services, will serve as a consultant to First Horizon Bank for its Georgia operations.
     First Horizon's mortgage subsidiary, First Horizon Home Loans, has nine retail lending offices, a wholesale mortgage lending operation, a substantial construction lending and commercial real estate business, and a customer base of approximately 18,000 households in the Atlanta area. The corporation uses established customer bases like the one in Atlanta as a starting point for opening banks. There are now seven First Horizon Bank branches in the Washington, D.C., area, and in December the company announced that it had hired a president to begin building a banking business in Texas.
     Some of the First Horizon Home Loans offices in Atlanta also will become First Horizon Bank branches. All First Horizon Bank branches will offer consumer products, including checking and savings accounts, financial planning, credit cards, investments, insurance and wealth management products. The branches also will offer business products and services including lines of credit, secured and unsecured loans, checking and savings accounts, cash management services and credit card merchant processing.
     The merger, which is subject to approval by regulatory authorities and by shareholders of West Metro, is expected to close by the third quarter of 2005. Under the terms of the definitive agreement, FHN will acquire all shares of West Metro Financial Services. West Metro shareholders will have the right, subject to proration, to elect to receive cash or FHN stock. The total consideration will consist of approximately $12 million in cash and approximately $20 million in FHN shares for total consideration of $32 million. Burke Capital Group, L.L.C., served as financial advisor to West Metro.

     "We are bringing First Horizon Bank to Atlanta because of the strong growth of this market and because more than 18,000 households in this area have already chosen to do business with First Horizon. We will build on that base by implementing our 'all things financial' philosophy here," said Tammy Driggers, president of First Horizon Bank - Georgia. "Our bank in Tennessee has earned one of the highest customer retention rates of any bank in the country, and we're very pleased with the success of our new First Horizon Bank branches in
the Washington, D.C., area in their first year of operation.   Now we're
bringing those ideas and successes to Atlanta."
     Driggers has begun hiring top professionals to complement the strong team at West Metro and expand the geographic focus across the Atlanta area. The new bankers will begin making contacts with prospective business and private banking customers even before the West Metro merger is finalized. In addition, once the merger is complete, the Chattanooga, Tenn., market of First Tennessee Bank, which already has customers in northern Georgia, will, subject to regulatory approval, convert a loan production office in Ringgold, Ga., to a full-service bank branch.
     Speaking about the merger, Womble said, "I am pleased that West Metro can be part of this exciting expansion by First Horizon into Georgia. Since we organized First National Bank West Metro, the foundation of our relationship with our valued customers has been personal attention and our local knowledge. It is a great privilege now to couple those proven essentials with the tremendous product and service capabilities available through First Horizon. It is further satisfying that our wonderful team of employees will have the opportunity to work with First Horizon. Their attention to employee development is unparalleled and widely recognized. We happily join First Horizon National Corp. as a great opportunity for the customers, the staff and the shareholders of West Metro."


ABOUT FIRST HORIZON
-------------------
     The almost 13,000 employees of First Horizon National Corp. (NYSE: FHN) provide financial services to individuals and business customers through hundreds of offices located in more than 40 states. The corporation's three major brands -- FTN Financial, First Horizon and First Tennessee - provide customers with a broad range of products and services including:

     - Capital markets, with one of the nation's top underwriters of U.S. government agency securities
     - Mortgage banking, with one of the nation's top 20 mortgage originators and top 15 servicers, which earned a top-10 ranking in customer satisfaction from J.D. Power and Associates
     - Retail/commercial banking, with the largest market share in Tennessee and one of the highest customer retention rates of any bank in the country

     FHN companies have been recognized as some of the nation's best employers by AARP, Working Mother and Fortune magazines. FHN also was named one of the nation's 100 best corporate citizens by Business Ethics magazine. More information can be found at www.FirstHorizon.com.
                            --------------------

ABOUT WEST METRO
----------------
     West Metro Financial Services, Inc., is a bank holding company and owns all of the outstanding shares of its only subsidiary, First National Bank West Metro. The bank opened on March 25, 2002, at its Paulding County headquarters in Dallas, Ga. The bank offers a wide range of commercial and personal banking services through this location as well as its full-service branch in Douglasville, Ga. At Dec. 31, 2004, West Metro had, on a consolidated basis, total assets of $130,708,000, total deposits of $117,259,000, and stockholders' equity of $12,135,000.

     Projections and other forward-looking statements may be included, and, if so, they involve significant risks and uncertainties. A number of factors could cause actual results to differ materially from those in the forward-looking information. Those factors are outlined in First Horizon's most recent 10-Q and 10-K. First Horizon disclaims any obligation to update any of the forward-looking statements that are made from time to time to reflect future events or developments.


For Immediate Release:     March 15, 2005
Contact                    Tammy Driggers    (404)964-5197
                           Mickey Womble     (678)363-9781

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